Exhibit 99.1

Encore Capital Group Announces Fourth Quarter and Full-Year 2025 Financial Results

•Global portfolio purchases in 2025 up 4% to $1.41 billion, including $1.17 billion in the U.S.
•Global collections in 2025 up 20% to $2.59 billion, including $1.95 billion in the U.S.
•Earnings per share in 2025 of $10.91
•Repurchased approximately 9% of ECPG shares outstanding for $89.5 million in 2025
SAN DIEGO, February 25, 2026 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2025.

“Encore’s industry leadership and operational innovation are on full display after delivering very strong 2025 financial results,” said Ashish Masih, Encore’s President and Chief Executive Officer. “With our largest business, MCM in the U.S., leading the way, we grew portfolio purchases and collections to record levels and increased average receivable portfolios by 12% compared to 2024, all while we strengthened our balance sheet by reducing our leverage. This performance led to $257 million of net income for the year, or earnings per share of $10.91.”

“In the U.S., the portfolio purchasing environment in 2025 remained favorable as a result of near-record revolving consumer credit combined with a charge-off rate of more than 4%. Within this market backdrop, MCM increased U.S. portfolio purchases for the year by 18% to a record $1.17 billion at strong returns. In addition, MCM delivered record collections of $1.95 billion, up 24% compared to 2024. This exceptional collections performance is the result of strong execution and continued significant portfolio purchasing as well as the deployment of new technologies, enhanced digital capabilities and continued operational innovation.”

“Our Cabot business in Europe delivered solid performance in 2025. Portfolio purchases of $234 million were in the range of Cabot’s historical trend as European markets remain competitive. Cabot’s collections of $641 million were up 9% compared to 2024.”

“Looking ahead, guided by our three pillar strategy and encouraged by our business momentum early in 2026, we remain committed to our long-standing financial objectives and our capital allocation priorities. We anticipate our global portfolio purchases in 2026 to be within a range from $1.4 billion to $1.5 billion. We expect global collections in 2026 to increase by 5% to $2.7 billion. In total, we believe Encore will deliver another strong year of financial performance in 2026 and expect our earnings per share to increase 10% to $12.00. We also remain committed to the critical role we play in the consumer credit ecosystem and to helping consumers restore their financial health,” said Masih.

In 2025, the company repurchased approximately 9% of ECPG shares outstanding for $89.5 million.1

1 Percentage calculated as number of ECPG shares repurchased in 2025 divided by number of ECPG shares outstanding as of December 31, 2024.

Encore Capital Group, Inc.

Financial Highlights for the Full Year of 2025:

	Year Ended December 31,
(in thousands, except percentages and earnings per share)	2025	2024	Change
Portfolio purchases(1)	$1,408,083	$1,352,035	4%
Average receivable portfolios(2)	$4,073,951	$3,622,401	12%
Estimated Remaining Collections (ERC)	$9,684,339	$8,501,370	14%
Collections	$2,592,786	$2,162,478	20%
Revenues	$1,768,802	$1,316,361	34%
Operating expenses	$1,142,155	$1,159,031	(1)%
Net income (loss)	$256,834	$(139,244)	NM
Income (loss) per share	$10.91	$(5.83)	NM
__________________
(1)Includes U.S. purchases of $1,174.0 million and $998.9 million, and Europe purchases of $234.1 million and $353.2 million in 2025 and 2024, respectively.
(2)Represents the average of receivable portfolios for the year (sum of receivable portfolios at the beginning and end of the year divided by 2).

Financial Highlights for the Fourth Quarter of 2025:

	Three Months Ended December 31,
(in thousands, except percentages and earnings per share)	2025	2024	Change
Portfolio purchases(1)	$327,064	$495,144	(34)%
Average receivable portfolios(2)	$4,320,774	$3,747,815	15%
Estimated Remaining Collections (ERC)	$9,684,339	$8,501,370	14%
Collections	$669,976	$554,595	21%
Revenues	$473,552	$265,619	78%
Operating expenses	$300,159	$399,809	(25)%
Net income (loss)	$76,657	$(225,307)	NM
Income (loss) per share	$3.37	$(9.42)	NM
__________________
(1)Includes U.S. purchases of $279.3 million and $295.3 million, and Europe purchases of $47.8 million and $199.8 million in Q4 2025 and Q4 2024, respectively.
(2)Represents the average of receivable portfolios for the quarter (sum of receivable portfolios at the beginning and end of the quarter divided by 2).

Conference Call and Webcast
The Company will host a conference call and slide presentation today, February 25, 2026, at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure, when added to collections applied to principal balance, is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. Adjusted EBITDA has not been prepared in accordance with GAAP and should not be considered an alternative to, or more meaningful than, net income as an indicator of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results (including portfolio purchase volumes, collections and earnings per share), performance, business plans or prospects as well as statements regarding future supply, consumer behavior, or macroeconomic environment. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Form 10-K, as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$156,784	$199,865
Receivable portfolios, net	4,371,532	3,776,369
Property and equipment, net	82,080	80,597
Other assets	193,113	225,090
Goodwill	536,291	507,808
Total assets	$5,339,800	$4,789,729
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$230,261	$233,545
Borrowings	4,001,293	3,672,762
Other liabilities	131,496	116,091
Total liabilities	4,363,050	4,022,398
Commitments and contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 21,688 shares and 23,691 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	217	237
Additional paid-in capital	—	19,297
Accumulated earnings	1,104,640	909,927
Accumulated other comprehensive loss	(128,107)	(162,130)
Total stockholders’ equity	976,750	767,331
Total liabilities and stockholders’ equity	$5,339,800	$4,789,729

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$40,256	$23,875
Receivable portfolios, net	1,151,221	895,704
Other assets	3,540	3,699
Liabilities
Accounts payable and accrued liabilities	3,101	2,946
Borrowings	791,182	599,830
Other liabilities	2,774	887

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Portfolio revenue	$379,277	$336,666	$1,455,795	$1,302,567
Changes in recoveries	68,072	(95,760)	208,771	(89,740)
Total debt purchasing revenue	447,349	240,906	1,664,566	1,212,827
Servicing revenue	21,366	20,525	88,388	84,783
Other revenues	4,837	4,188	15,848	18,751
Total revenues	473,552	265,619	1,768,802	1,316,361
Operating expenses
Salaries and employee benefits	117,445	104,616	458,233	422,910
Cost of legal collections	87,779	68,989	315,451	259,298
General and administrative expenses	44,383	52,019	165,948	163,847
Other operating expenses	36,178	37,786	144,476	130,802
Collection agency commissions	7,439	8,288	29,287	30,596
Depreciation and amortization	6,935	8,967	28,760	32,434
Goodwill impairment	—	100,600	—	100,600
Impairment of assets	—	18,544	—	18,544
Total operating expenses	300,159	399,809	1,142,155	1,159,031
Income (loss) from operations	173,393	(134,190)	626,647	157,330
Other expense
Interest expense	(75,195)	(68,498)	(293,910)	(252,545)
Loss on extinguishment of debt	(1,614)	(7,832)	(1,614)	(7,832)
Other income	1,234	541	5,036	6,832
Total other expense	(75,575)	(75,789)	(290,488)	(253,545)
Income (loss) before income taxes	97,818	(209,979)	336,159	(96,215)
Provision for income taxes	(21,161)	(15,328)	(79,325)	(43,029)
Net income (loss)	$76,657	$(225,307)	$256,834	$(139,244)

Income (loss) per share:
Basic	$3.43	$(9.42)	$11.05	$(5.83)
Diluted	$3.37	$(9.42)	$10.91	$(5.83)

Weighted average shares outstanding:
Basic	22,346	23,916	23,234	23,873
Diluted	22,776	23,916	23,534	23,873

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2025	2024	2023
Operating activities:
Net income (loss)	$256,834	$(139,244)	$(206,492)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,760	32,434	41,737
Other non-cash interest expense, net	14,364	16,325	17,160
Stock-based compensation expense	18,269	14,012	13,854
Deferred income taxes	29,819	(22,280)	(55,916)
Goodwill impairment	—	100,600	238,200
Impairment of assets	—	18,544	18,726
Changes in recoveries	(208,771)	89,740	82,530
Other, net	7,654	17,880	(2,259)
Changes in operating assets and liabilities
Other assets	9,923	(28,245)	15,894
Accounts payable, accrued liabilities and other liabilities	(3,653)	56,402	(10,443)
Net cash provided by operating activities	153,199	156,168	152,991
Investing activities:
Purchases of receivable portfolios, net of put-backs	(1,389,064)	(1,336,442)	(1,060,206)
Collections applied to receivable portfolios	1,136,991	859,911	658,130
Purchases of real estate owned	—	(212)	(26,901)
Purchases of property and equipment	(26,270)	(29,007)	(24,807)
Proceeds from sale of real estate owned	37,650	56,396	52,636
Other, net	(1,893)	8,924	(793)
Net cash used in investing activities	(242,586)	(440,430)	(401,941)
Financing activities:
Payment of loan and debt refinancing costs	(10,210)	(21,418)	(13,707)
Proceeds from credit facilities	1,273,254	2,031,470	1,196,046
Repayment of credit facilities	(1,359,011)	(1,868,111)	(989,627)
Proceeds from senior secured notes	500,000	1,000,000	104,188
Repayment of senior secured notes	(115,965)	(789,106)	(39,080)
Proceeds from issuance of convertible senior notes	—	—	230,000
Repayment of convertible senior notes	(106,206)	—	(212,480)
Repayment of other debt	(42,469)	(22,078)	(12,715)
Payments to settle derivative instruments	—	(40,038)	—
Repurchase and retirement of common stock	(90,402)	—	—
Other, net	(4,137)	27,055	5,675
Net cash provided by financing activities	44,854	317,774	268,300
Net (decrease) increase in cash and cash equivalents	(44,533)	33,512	19,350
Effect of exchange rate changes on cash and cash equivalents	1,452	7,989	(4,898)
Cash and cash equivalents, beginning of period	199,865	158,364	143,912
Cash and cash equivalents, end of period	$156,784	$199,865	$158,364

Supplemental disclosures of cash flow information:
Cash paid for interest	$259,812	$210,580	$163,815
Cash paid for income taxes, net of refunds	54,766	67,091	68,522
Supplemental schedule of non-cash investing activities:
Receivable portfolios transferred to real estate owned	$3,739	$5,966	$7,957

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics

Adjusted EBITDA

(in thousands, unaudited)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net income (loss), as reported	$76,657	$(225,307)	$256,834	$(139,244)
Adjustments:
Interest expense	75,195	68,498	293,910	252,545
Loss on extinguishment of debt	1,614	7,832	1,614	7,832
Interest income	(1,020)	(1,971)	(4,955)	(7,008)
Provision for income taxes	21,161	15,328	79,325	43,029
Depreciation and amortization	6,935	8,967	28,760	32,434
Net gain on derivative instruments(1)	—	—	—	(267)
Stock-based compensation expense	5,221	2,281	18,269	14,012
Acquisition, integration and restructuring related expenses(2)	1,747	6,087	3,201	10,451
Goodwill impairment(3)	—	100,600	—	100,600
Impairment of assets(3)	—	18,544	—	18,544
Adjusted EBITDA	$187,510	$859	$676,958	$332,928
Collections applied to principal balance(4)	$228,206	$337,464	$953,476	$1,004,230
________________________
(1)Amount represents gain or loss recognized on derivative instruments that are not designated as hedging instruments or gain or loss recognized on derivative instruments upon dedesignation of hedge relationships. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)During the quarter ended December 31, 2024, we recorded a non-cash goodwill impairment charge of $100.6 million and we recorded a non-cash impairment of long-lived assets of $18.5 million. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(4)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets, exit activities and, when applicable, other receivable portfolios. A reconciliation of “collections applied to receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-K for the period ending December 31, 2025.